EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, $0.01 par value, of eLong, Inc., and further agrees that this Joint Filing Agreement be included as an exhibit to such filing; provided, that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Joint Filing Agreement as of this 28th day of May, 2010.

EXPEDIA ASIA PACIFIC - ALPHA LIMITED

By:	/s/ Burke F. Norton
Name:	Burke F. Norton
Title:	Director

EXPEDIA, INC. (WASHINGTON)

By:	/s/ Burke F. Norton
Name:	Burke F. Norton
Title:	Executive Vice President, General Counsel & Secretary

EXPEDIA, INC. (DELAWARE)

By:	/s/ Burke F. Norton
Name:	Burke F. Norton
Title:	Executive Vice President,
General Counsel & Secretary

/s/ Barry Diller
BARRY DILLER

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